Exhibit 10.48

FIRST AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This First Amendment to Amended and Restated Employment Agreement (this “Amendment”) is entered into effective as of September 25, 2024 (the “Amendment Effective Date”), by and between Citius Pharmaceuticals, Inc., a Nevada corporation (the “Company”) and Myron Holubiak (“Executive”).

WHEREAS, the Company and Executive are parties to that certain Amended and Restated Employment Agreement effective as of May 1, 2022 (the “Employment Agreement”);

WHEREAS, by its terms, the Employment Agreement was to be in effect for an initial 18-month period, followed by an additional 12-month period, and would terminate at the conclusion of such additional period on October 31, 2024; and

WHEREAS, the Company and Executive now desire to extend the term of the Employment Agreement by 12 additional months, through October 31, 2025.

NOW, THEREFORE, in consideration of the promises and the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Extension of Term of Employment Agreement. The Company and Executive agree that the “Additional Term” of the Employment Agreement is extended through October 31, 2025, unless sooner terminated as provided in Section 7 of the Employment Agreement.

2. Effect on Remainder of Employment Agreement. Except as expressly set forth in this Amendment, the provisions of the Employment Agreement shall remain in full force and effect, in their entirety, in accordance with their terms.

3. Miscellaneous. This Amendment shall be governed, construed, and interpreted in accordance with the laws of the State of New Jersey, without giving effect to conflicts of laws principles. The parties agree that this Amendment may only be modified in a signed writing executed by both parties. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, and assigns. This Amendment may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Amended and Restated Employment Agreement effective as of the Amendment Effective Date.

CITIUS PHARMACEUTICALS, INC.

By:	/s/ Leonard Mazur
Name:	Leonard Mazur
Title:	Chief Executive Officer and Chairman of the Board

EXECUTIVE

/s/ Myron Holubiak